Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER dated as of August [    ], 2009 (this “Agreement”) is entered into among Goldleaf Financial Solutions, Inc., a Tennessee corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of November 30, 2006, as amended by (i) that certain First Amendment to Second Amended and Restated Credit Agreement and Consent dated as of January 17, 2008, (ii) that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of December 24, 2008 and (iii) that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of February 18, 2009 (as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders extended certain financial accommodations to the Borrower;

WHEREAS, the Borrower has requested that the Lenders (i) consent to (A) delivery of the financial statements required to be delivered pursuant to Section 6.1(b) of the Credit Agreement for the fiscal quarter ending June 30, 2009 by no later than August 21, 2009 notwithstanding that the Credit Agreement requires such financial statements to be delivered by no later than August 14, 2009 (the “Delayed Delivery of Section 6.1(b) Financial Statements”) and (B) delivery of the Compliance Certificate required to be delivered pursuant to Section 6.2(b) of the Credit Agreement for the fiscal quarter ending June 30, 2009 by no later than August 21, 2009 notwithstanding that the Credit Agreement requires such financial statements to be delivered by no later than August 14, 2009 (the “Delayed Delivery of Section 6.2(b) Compliance Certificate” and together with the Delayed Delivery of Section 6.1(b) Financial Statements, the “Delayed Delivery of Financial Information”), (ii) waive the Existing Events of Default (as defined below) and (iii) amend the Credit Agreement subject to the terms and conditions set forth below; and

WHEREAS, the Lenders are willing to do so subject to the terms and conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Reaffirmation.  Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Credit Agreement and the Loan Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans and reimbursement of any drawings on a Letter of Credit.  Furthermore, the Loan Parties acknowledge and confirm (i) that the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Loan Documents and (ii) by entering into this Agreement, the Lenders do not waive (except as specifically provided in Sections 2 and 3 below) or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable law or any of the obligations of the Loan Parties thereunder.

2.             Consent.  Subject to the other terms and conditions of this Agreement, the Lenders hereby consent to the Delayed Delivery of Financial Information.  The above consent shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Section 6.1(b) and Section 6.2(b) of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future.  The consent is limited solely to the specific consent identified above and nothing contained in this Agreement shall be deemed to constitute a waiver (except as specifically provided in Section 3 below) of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law.

3.             Waiver.

(a)           The Loan Parties acknowledge that Events of Default exist under the Credit Agreement as a result of the failure of the Loan Parties to comply with the terms of Sections 6.12(a) and 6.12(d) of the Credit Agreement as of the fiscal quarter ending June 30, 2009 (collectively, the “Existing Events of Default”).

(b)           Subject to the terms and conditions set forth herein, the Administrative Agent, the L/C Issuer and the Lenders hereby waive the Existing Events of Default.  The above shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Section 6.12(a) and Section 6.12(d) of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future.  The waiver is limited solely to the Existing Events of Default, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law.  The provisions and agreements set forth in this Agreement shall not establish a custom or course of dealing or conduct between the Administrative Agent, the L/C Issuer, any Lender, the Borrower or any other Loan Party.

(c)           During the period from the date hereof and thereafter, unless and until (i) the first date subsequent to the date hereof that the Administrative Agent shall have received a Compliance Certificate required to be delivered pursuant to Section 6.2(b) of the Credit Agreement demonstrating that the Loan Parties are in compliance with the financial covenants set forth in Section 6.12(a) and Section 6.12(d) of the Credit Agreement and (ii) no other Default or Event of Default exists and is continuing at the time of receipt by the Administrative Agent of the Compliance Certificate referenced in the foregoing clause (i) of this paragraph, but subject to the terms of this Agreement:

(i)            the Total Outstandings shall not exceed $40,000,000 (or such lesser amount if the Revolving Commitment is reduced below $40,000,000 pursuant to Section 2.4 of the Credit Agreement) (the “Reduced Availability Amount”);

(ii)           the aggregate Outstanding Amount of the Loans of any Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Applicable Percentage of the Reduced Availability Amount; and

(iii)          all other conditions to the making of Revolving Credit Loans and the issuing or extending of Letters of Credit in the Credit Agreement (including without limitation the conditions set forth in Section 4.2 of the Credit Agreement) shall have been satisfied before any Revolving Credit Loans are made or any Letters of Credit issued or extended.

4.             Amendment.  The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

‘APPLICABLE RATE’ means, from time to time, the following percentages per annum, based upon the Funded Debt to EBITDA Ratio (the “Applicable Financial Covenant”) as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.2(b):

Pricing Level	Funded Debt to EBITDA Ratio	LIBOR Margin	Base Rate Margin	Commitment Fee

I	> 3.50 to 1.0	3.00%	0.50%	0.625%

II	> 3.00 to 1.0 but < 3.50 to 1.0	2.75%	0.25%	0.50%

III	> 2.50 to 1.0 but < 3.00 to 1.0	2.50%	0.00%	0.50%

IV	> 1.50 to 1.0 but < 2.50 to 1.0	2.00%	0.00%	0.35%

V	< 1.50 to 1.0	1.375%	0.00%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Applicable Financial Covenant shall become effective commencing on the 5th Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level I shall apply commencing on the 5th Business Day following the date such Compliance Certificate was required to have been delivered.  Commencing upon the 5th Business Day following receipt of such delinquent Compliance Certificate, the Applicable Rate shall be adjusted to the appropriate Pricing Level.

Notwithstanding the foregoing, from September 1, 2009 and thereafter, unless and until (i) the first date subsequent to September 1, 2009 upon which the Administrative Agent shall have received a Compliance Certificate required to be delivered pursuant to Section 6.2(b) of the Credit Agreement demonstrating that the Loan Parties are in compliance with the financial covenants set forth in Section 6.12(a) and Section 6.12(d) of the Credit Agreement and (ii) no other Default or Event of Default exists and is continuing at the time of receipt by the Administrative Agent of the Compliance Certificate referenced in the foregoing clause (i) of this paragraph (the foregoing clauses (i) and (ii) of this paragraph collectively, the “Applicable Rate Adjustment Conditions”), the Applicable Rate shall be the following percentages per annum: (a) 4.75%, in the case of LIBOR Loans and Letter of Credit Fees, (b) 3.75%, in the case of Base Rate Loans and (c) 0.75%, in the case of the Commitment Fee.  Upon satisfaction of the Applicable Rate Adjustment Conditions (such satisfaction to be measured in the sole discretion of the Administrative Agent), the Applicable Rate shall be determined based upon the first paragraph of this definition.

5.             Conditions Precedent.  This Agreement shall be effective as of the date hereof when all of the conditions set forth below have been satisfied:

(a)           receipt by the Administrative Agent of counterparts of this Agreement, duly executed by the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent; and

(b)             receipt by the Administrative Agent of all fees payable in connection with this Agreement, including, on behalf of each Lender signing this Agreement on or before August 14,

2009, a fee equal to 0.25% on the amount of such Lender’s Applicable Percentage of the Reduced Availability Amount.

6.               Guarantor Acknowledgement.

(a)           Each of the Guarantors hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement.  Each of the Guarantors hereby confirms that the Subsidiary Guaranty, as applicable, to which it is a party or otherwise bound will continue to guarantee, as the case may be, to the fullest extent possible in accordance with such Guarantee the payment and performance of all “Guarantied Obligations” under each of the Guarantees, as the case may be (in each case as such terms are defined in the applicable Guarantee), including without limitation the payment and performance of all such “Obligations” under each of the Guarantees, as the case may be, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and the Notes defined therein.

(b)           Each of the Guarantors acknowledges and agrees that any of the Guarantees to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.  Each of the Guarantors represents and warrants that all representations and warranties contained in the Credit Agreement, this Agreement and the Guarantee to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

7.             Release.  As a material part of the consideration for the Administrative Agent, the L/C Issuer and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a)           By their signatures below, the Borrower and the other Loan Parties hereby agree that the Administrative Agent, the L/C Issuer and each of the Lenders, and each of  their respective Affiliates, officers, directors, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Bank Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

(b)           Each Loan Party hereby acknowledges, represents and warrants to the Bank Group that:

(i)            such Loan Party has read and understands the effect of the Release Provision.  Such Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same.  Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)           such Loan Party is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  Such Loan Party acknowledges that the Bank Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)          such Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv)          such Loan Party is the sole owner of the claims released by the Release Provision, and such Loan Party has not heretofore conveyed or assigned any interest in any such claims to any other Person.

(c)           Such Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent, the L/C Issuer and the Lenders to enter into this Agreement.

8.             Representations and Warranties.

(a)           The Borrower and each Guarantor hereby represent and warrant to and in favor of the Lenders as follows:

(i)            the Borrower and each Guarantor has the corporate power and authority (1) to enter into this Agreement and (2) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(ii)           this Amendment has been duly authorized, validly executed and delivered by one or more Responsible Officers of the Borrower and each Guarantor, and constitutes the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:  (1) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (2) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower); and

(iii)          the execution and delivery of this Agreement does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor which has not already been obtained, nor be in contravention of or in conflict with the articles of incorporation or by-laws of the Borrower or any Guarantor, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower or any Guarantor is party or by which the Borrower’s or any Guarantor’s assets or properties are bound.

(b)           The Borrower hereby represents and warrants to and in favor of the Lenders as follows:

(i)            each representation and warranty set forth in Article 5 of the Credit Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent (1) previously fulfilled in accordance with the terms of the Credit Agreement, (2) the Borrower has provided the Lenders updates to information provided to the Lenders in accordance with the terms of such representations and warranties or (3) relating specifically to the Closing Date or otherwise inapplicable; and

(ii)           other than the Existing Events of Default, no Default exists both before and after giving effect to this Agreement, and there has been no Material Adverse Effect both before and after giving effect to this Agreement.

9.             Miscellaneous.

(a)           Except as expressly set forth herein, the Credit Agreement shall remain unchanged and in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of the Borrower to the Lenders, and the Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby.  The terms of this Agreement are not intended to and do not serve as a novation as to the Credit Agreement or any Note or the indebtedness evidenced thereby.  The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Credit Agreement or any document executed in connection therewith.  Instead it is the express intention to affirm the Credit Agreement and the security created thereby.

(b)           This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(c)           This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

(d)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	GOLDLEAF FINANCIAL SOLUTIONS, INC.,
as Borrower

	By:	/s/ Gregory L. Boggs
	Name:	Lynn Boggs
	Title:	CEO

GUARANTORS:	GOLDLEAF TECHNOLOGIES, INC.

	By:	/s/ Gregory L. Boggs
	Name:	Lynn Boggs
	Title:	CEO

TOWNE SERVICES, INC.

	By:	/s/ Gregory L. Boggs
	Name:	Lynn Boggs
	Title:	CEO

FORSEON CORPORATION

	By:	/s/ Gregory L. Boggs
	Name:	Lynn Boggs
	Title:	CEO

GOLDLEAF LEASING, LLC

	By:	/s/ Gregory L. Boggs
	Name:	Lynn Boggs
	Title:	CEO

GOLDLEAF INSURANCE, LLC

	By:	/s/ Gregory L. Boggs
	Name:	Lynn Boggs
	Title:	CEO

LENDERS:	BANK OF AMERICA, N.A.,
as Lender and L/C Issuer

	By:	/s/ Thomas M Paulk
	Name:	Thomas M. Paulk
	Title:	Vice President

THE PEOPLES BANK,
as Lender

	By:	/s/ Paul Rice
	Name:	Paul Rice
	Title:	1st VP

WACHOVIA BANK, N.A.,
as Lender

	By:	/s/ Brian L. Martin
	Name:	Brian L. Martin
	Title:	Senior Vice President

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By	/s/ Roberto Salazar
	Name:	Roberto Salazar
	Title:	Assistant Vice President